**BAY PEAK 5 ACQUISITION CORP.**

February __, 2010

To the persons and entities
listed on the signature page hereof:

**Re: Investor Side Letter Agreement**

In order to induce Bay Peak 5 Acquisition Corp. (the "Company") (i) to enter into a share exchange agreement dated of even date herewith ("Share Exchange Agreement") with the stockholders of Trunkbow International Holdings Limited ("Trunkbow") pursuant to which Trunkbow will become a wholly owned subsidiary of the Company, (ii) to offer for sale shares of common stock to accredited investors in a private placement (the "Private Placement Investors," and collectively with the holders of outstanding warrants of the Company issued to creditors and claimants of visitalk.com, Inc. in accordance with such company's Chapter 11 reorganization plan, referred to herein as the "Warrant Investors," the "Investors"), certain stockholders of Trunkbow identified on the signature page hereof who will become controlling stockholders of the Company as a result of the transactions contemplated by the Share Exchange Agreement (the "Controlling Stockholders"), the Investors have agreed to certain terms and conditions set forth in this Investor Side Letter agreement ("Investor Side Letter").

Accordingly, it is hereby agreed as follows:

1. Performance-Based Valuation Adjustment:

(a) The Company agrees that in the event that the Company fails to achieve at least Eight Million United States Dollars ($8,000,000) in consolidated net income (as determined in accordance with U.S. generally accepted accounting principles, consistently applied ("GAAP")) (the "2009 Performance Threshold") as set forth in the final audit for Trunkbow's consolidated group for the fiscal year ending December 31, 2009 (the "2009 Audit"), then the Company shall cause the controlling stockholders of the Company identified on the signature page hereof (the "Controlling Stockholders") to deliver, and the Controlling Stockholders agree to deliver as of the date of the 2009 Audit, with stock powers executed in blank, to the Investors, as a group, an aggregate of 337,500 shares of Common Stock of the Company (the "2009 Make Good Shares"), such 2009 Make Good Shares to be divided among each Investor on a pro rata basis (based on the number of shares owned by each Investor as of the date of delivery thereof.).

(b) If the Company's consolidated net income per share (the "Actual 2010 EPS") is not at least $0.37 on a fully diluted basis then the Controlling Stockholders shall deliver additional shares, on a pro rata basis (the "2010 P/E Adjustment Shares") to each Investor in an amount determined according the following formula; provided that such number of shares shall be rounded to the next highest whole share:

Formula: The 2010 P/E Adjustment Shares are equal to (A) the Aggregate Warrant Price divided by the Adjusted Price, (B) minus the Investor Shares.

OR

The 2010 P/E Adjustment Shares = (the Aggregate Price/the Adjusted Price) - the Investor Shares

Notwithstanding the foregoing, the maximum aggregate number of shares that the Controlling Stockholders shall be required to deliver to the Investors shall be 8,437,500 shares.

In addition, any securities issued by the Company in a public offering registered with the Securities and Exchange Commission resulting in net proceeds not in excess of $15 million and at an effective price per share of Common Stock representing a post-financing valuation of the issued and outstanding shares of Common Stock of the Company of at least $85 million shall not be included in the calculation of the Actual 2010 EPS.

The following terms shall apply to this section 1(b):

i. "Aggregate Warrant Price" means the dollar amount set forth opposite the Investor's name on the signature page.

ii. "Adjusted Price" is equal to $2.00 multiplied by the Actual 2010 EPS (provided that, if Actual 2009 EPS is $0.00 or less, then the Actual 2010 EPS for purposes of this definition shall be deemed to be $0.001); (2) divided by the 2010 EPS Threshold.

iii. "Investor Shares" means the number of shares owned by the Investor set forth on the signature page hereof.

For example, if the Actual 2010 EPS was $0.35 and an Investor owns 1,000,000 Investor Shares, then the number of 2010 P/E Adjustment Shares to be transferred to such Investor hereby would be 142,857 shares, calculated as follows:

Adjusted Price = (2.00 X 0.35)/0.40
= 1.75
$2,000,000 [the Aggregate Price] divided by 1.75 - which is equal to 1,142,857 – minus 1,000,000 [the Investor Shares] – which is equal to 142,857 shares.

(c) Notwithstanding the foregoing, if before December 31, 2010 the Company has become listed on the NYSE, NYSE-Amex or NASDAQ and either (1) shall have completed an initial public offering resulting in a minimum market capitalization of at least $125 million, or (2) traded on any such market for at least five (5) consecutive trading days at a closing price resulting in a minimum market capitalization of at least $125 million, then no additional shares shall be issuable under Sections 1(c) above and shares in the custodial/escrow account pursuant to Section 1(f) shall be released to the Controlling Stockholders.

(d) If the 2009 Make Good Shares or the 2010 P/E Adjustment Shares are not delivered as of the date of the 2009 Audit or 2010 Audit, as the case may be, and the Investors do not otherwise consent in writing, the 2009 Performance Threshold and the Actual 2010 EPS, as the case may be, shall be finally and conclusively determined by an independent auditor chosen by the Company and reasonably acceptable to the Investors within 30 days of the subject audit and, if required, the 2009 Make Good Shares, the 2010 P/E Adjustment Shares (the number of which, to be determined as of the date of delivery) shall be delivered within 15 calendar days of final determination of the 2009 Performance Threshold and Actual 2010 EPS, as the case may be, by such selected auditor. The Company agrees to finalize each of the 2009 Audit and 2010 Audit and provide the Investors with a copy of the 2009 Audit

and 2010 Audit, which shall be prepared in accordance with GAAP, on or before April 1, 2010 and April 1, 2011, respectively. The costs and expenses of any auditor calculating the 2009 Performance Threshold and Actual 2010 EPS shall be borne by the Company.

(e) Notwithstanding the foregoing or anything else to the contrary herein, the Investors agree that for purposes of determining whether or not the 2009 Performance Threshold has been achieved, and the amount of the Actual 2010 Earnings (i) the release of the 2009 Make Good Shares, the 2010 Make Good Shares, or the 2010 P/E Adjustment Shares to the Investors as a result of the operation of Section 1 through 3 hereof, or the release of any Make Good Shares to the Controlling Stockholders, and any other one-time, extraordinary or non-recurring item of income or expense recognized in the 2009 Audit and 2010 Audit and the issuance of any warrants to investors in connection with the financing, shall not be taken into account, even though GAAP may require contrary treatment; (ii) the expenses related to the valuation from period to period of the shares underlying the warrants issued pursuant to the Chapter 11 reorganization plan of the Company, shall not be deemed to be an expense, charge, or other deduction from revenues even though GAAP may require contrary treatment; and (iii) if any warrants or other common stock equivalents are converted or exercised on a net or cashless basis on or before the last day of fiscal 2010, the additional shares otherwise issuable in connection therewith but that were cancelled in satisfaction of the related exercise or conversion price shall be deemed to be outstanding for purposes of determining the number of shares of common stock outstanding "on a fully diluted basis."

(f) Each of the Controlling Stockholders hereby agrees to deposit into a custodian account at a bank or an escrow account at a transfer agent or law firm chosen by the Controlling Stockholders and reasonably acceptable to the Investors, immediately prior to the closing date of the Share Exchange Agreement (the "Closing"), an aggregate of 2,025,000 shares of Common Stock, as security for the Controlling Stockholder's performance under Sections 1(a) and (b) hereof, and shall continuously maintain such shares in such account until final resolution of the 2009 Make Good Shares and the 2010 P/E Adjustment Shares.

(g) Notwithstanding anything to the contrary set forth herein, only those Investors who own their Investor Shares at the time that the Make Good Shares are distributed hereunder shall be entitled to receive Make Good Shares calculated based on their ownership interest at the time when such Make Good Shares are distributed hereunder. Any Make Good Shares not delivered to any Investor because such Investor no longer holds their Investor Shares will be returned to the Controlling Stockholders.

2. Public Company Status.

(a) The Company hereby agrees that it shall become a "reporting company" within the meaning of Rule 144 under the Securities Act of 1933, as amended, and, within one hundred eighty (180) days following the Closing, shall (i) file a registration statement with respect to its Common Stock on Form 10 with the U.S. Securities and Exchange Commission (the "SEC") and (ii) cause such registration statement to be declared effective by the SEC. The Company will keep the registration statement continuously effective at all times until the earlier of (A) the date as of which the Investor may sell all of the Shares held by the Investors without limitation or restriction pursuant to Rule 144 or (B) the date as of which the Investors shall have sold all of their Investor Shares.

(b) Within twelve (12) months of the effective date of the Form 10 registration statement referenced in Section 2(a) above, the Company shall cause its Common Stock to be (y) listed on the Nasdaq Stock Market, the NYSE Amex or the New York Stock Exchange. In the event that the Company fails to perform in strict accordance with this Section 2(b), each of the Controlling Shareholders hereby agrees that they shall immediately issue and deliver to the Investors, as a group, an aggregate of

675,000 shares of Common Stock of the Company, to be divided among each Investor on a pro rata basis (based on the number of Investor Shares then owned by the Investor), as partial liquidated damages and not as a penalty.

3. *Reserved.*

4. *Reserved.*

5. Right Of First Refusal.

(a) Until the later of (i) an IPO or (ii) a Qualifying Listing, if the Company proposes to sell or transfer to any person ("New Investor") any debt or equity securities ("Additional Securities") in one or more related transactions, then the Company shall promptly give written notice (the "Notice") to the Investors at least one week prior to the closing of such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the Additional Securities to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address and relationship, if any, to the Controlling Stockholders of each prospective purchaser or transferee.

(b) Each of the Investors shall have the right, exercisable within three days after receipt of the such notice, to purchase part or all of the Additional Securities on the same terms and conditions, under the rules and procedures set forth in Section 5(c) hereof.

(c) Each Investor may purchase all or any part of its pro rata share of the Additional Securities. For purposes of this paragraph, an Investor's pro rata share shall be the ratio of (x) the number of shares of Common Stock held by such Investor to (y) the total number of shares of Common Stock held by the Investors

(d) If the Investors do not exercise the right of first refusal as to all of the Additional Securities, then, subject to Section 6 below, the Company shall have a period of sixty (60) days to complete the proposed sale of any Additional Securities not so purchased, and, if such sale is not so completed in such time frame, the unpurchased Additional Securities shall again become subject to the provisions of this Section 5. The Company may not complete the proposed sale prior to the full and final expiration of the time periods for exercise of the rights of first refusal granted under this Section 5, and in any case must comply with the provisions of Section 6 hereof in connection with completing such sale.

(e) The purchase of the Additional Securities shall take place within five days of Participants' election to purchase the Additional Securities pursuant hereto, or at such other time as mutually agreed to by the Company and the Participants.

(f) The exercise or non exercise of the rights of Investor hereunder to purchase one or more sales of Additional Securities made by the Company shall not adversely affect their rights to purchase subsequent sales of Additional Securities subject to Section 5 hereof.

6. Tag-Along Rights.

(a) If the proposed sale or transfer of Additional Securities involves the sale or transfer of Common Stock of the Company, and if any of the Investors do not exercise their right of first refusal to purchase all of the Additional Securities pursuant to Section 5 hereof with respect to a proposed sale or transfer by the Company, then the Company shall promptly give a second written notice (the "Co-Sale Notice") to each of the Investors at least ten (10) days prior to the closing of such sale or transfer. The

Co-Sale Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the Additional Securities to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address and relationship, if any, to the Controlling Stockholders of each prospective purchaser or transferee.

(b) Each Investor shall have the right, exercisable upon written notice to the Company within five5) days after receipt of the Co-Sale Notice, to participate in such sale of Additional Securities on the same terms and conditions. To the extent one or more of the Investors exercise such right of participation in accordance with the terms and conditions set forth below, the Additional Securities that the Company may sell in the transaction shall be correspondingly reduced.

(c) Each Investor may sell all or any part of the Additional Securities equal to the product obtained by multiplying (i) the aggregate number of shares covered by the Co-Sale Notice by (ii) a fraction, (A) the numerator of which is the number of shares of Common Stock owned by the Investor and (B) the denominator of which is the total number of outstanding shares of Common Stock owned by Investors at the time of such Notice.

(d) Each Investor who elects to sell (a "Co-Sale Participant") shall effect its participation in the sale by promptly delivering to the Company for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the number of shares of Common Stock which such Co-Sale Participant elects to sell.

(e) The stock certificate or certificates that the Co-Sale Participant delivers to the Company pursuant to Section 6(d) hereof shall be transferred to the prospective purchaser in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Notice, and the Company shall concurrently therewith remit to such Co-Sale Participant that portion of the sale proceeds to which such Co-Sale Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Co-Sale Participant exercising its rights of Co-Sale hereunder, the Company shall not sell to such prospective purchaser or purchasers any Common Stock unless and until, simultaneously with such sale, the Company shall purchase such shares or other securities from such Co-Sale Participant.

(f) The exercise or non exercise of the rights of the Co-Sale Participants hereunder to participate in one or more sales of Stock made by the Company shall not adversely affect their rights to participate in subsequent sales subject to Section 6(a) hereof.

(g) The proceeds of any transfer made by the Company without compliance with the provisions of this Section 6 shall be deemed to be held in constructive trust in such amount as would have been due the Co-Sale Participants if the Founder had complied with this Agreement.

7. Exempt Transfers.

(a) Notwithstanding the foregoing, the rights in Sections 5 and 6 hereof shall not apply to (i) any pledge of Common Stock made pursuant to a bona fide loan transaction that creates a mere security interest; (ii) any bona fide gift; (iii) the issuance by the Company of up to 500,000 shares of Common Stock pursuant to a stock incentive or option plans approved by the Board of Directors of the Company or an authorized committee thereof and (iv) any investment related arrangement entered into with VeriFone or any other similar arrangement entered into with a different strategic commercial partner.

(b) Notwithstanding the foregoing, the provisions of Sections 2 and 3 hereof shall not apply to the sale of any Stock pursuant to the registration statement described in Section 9(d) hereof.

8. Prohibited Transfers.

(a) In the event the Company should sell any Common Stock in contravention of the Co-Sale rights of the Investors under this Agreement (a "Prohibited Transfer"), each Investor, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and the Company shall be bound by the applicable provisions of such option.

(b) In the event of a Prohibited Transfer, each Investor shall have the right to sell to the Company, and the Company agrees to purchase, the type and number of shares of Common Stock equal to the number of shares each Investor would have been entitled to transfer to the purchaser had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

i. The price per share at which the shares are to be sold to the Company shall be equal to the price per share paid by the purchaser to the Company in the Prohibited Transfer. The Company shall also reimburse each Investor for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor's rights hereunder.

ii. Within ninety (90) days after the later of the dates on which the Investor (A) received notice of the Prohibited Transfer or (B) otherwise became aware of the Prohibited Transfer, each Investor shall, if exercising the option created hereby, deliver to the Company the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

iii. The Company shall, upon receipt of the certificate or certificates for the shares to be sold by an Investor, pursuant to this Section 8(b), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 8(b)(i) hereof, in cash or by other means acceptable to the Investor.

iv. Notwithstanding the foregoing, any attempt by the Company to transfer Common Stock in violation of Sections 5 and 6 hereof shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of a majority in interest of the Investor

9. Registration Rights.

(a) In addition to the registration rights set forth in the "Registration Rights" Section in the "Bridge Financing" Section of the "Principal Terms of Investment in Trunkbow International Holdings Limited," dated November 27, 2009, between the Company and BayPeak 5 Acquisition Corp. which terms are incorporated by reference herein, the Investors shall also be entitled to "piggyback" on a registration by the Company for an offering of any securities of the Company ("Shares") for cash (including, but not limited to, registration statements relating to secondary offerings of Shares, but excluding an offering relating solely to an employee benefit plan) with respect to the shares issuable pursuant to Sections 1 and 2 hereof. If the proposed offering upon which a Holder exercises such Holder's piggyback rights shall be an underwritten offering, then, in the event that the managing underwriter or managing underwriters of such offering advise the Company and such Holder in writing that in their opinion the inclusion of all of such Holder's Shares proposed to be sold in such offering would adversely and materially affect the success of the offering, the Shares that shall be included in such

offering shall be allocated first to the Company and then pro rata to such Investors that have exercised piggyback rights with respect to the offering, provided that, with respect to any Public Offering other than the IPO, in no event shall any Shares requested to be registered by such Investors be reduced to less than twenty-five percent (25%) of such offering.

(b) If underwriters are engaged in connection with any registration referred to in this Section 9, the Company shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, the Company shall, to the fullest extent permitted by law, indemnify and hold harmless each Investor participating in such registration, its officers, directors and each Person who controls the Investor (within the meaning of the Securities Act) and any agent thereof (collectively, "Indemnified Persons"), against any losses, claims, demands, actions, causes of action, assessments, damages, liabilities (joint or several), costs and expenses (including interest, penalties and reasonable attorneys' fees and disbursements), resulting to, imposed upon, or incurred by the Indemnified Persons, directly or indirectly, under the Securities Act or otherwise (hereinafter referred to in this Section 4.2 as a "Claim" and in the plural as "Claims") based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Shares were registered under the Securities Act or any state securities or blue sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Company is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Company shall not be liable to any Indemnified Person to the extent that any such Claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

(c) Any request to register Shares pursuant to this Section 9 shall (a) specify the Shares intended to be offered and sold by the Investor making the request, and (b) contain the undertaking of such Investor to provide all such information and materials and take all action as may be required in order to permit the Company to comply with all applicable requirements in connection with the registration of such Shares.

(d) All expenses incurred in connection with registrations, filings, or qualifications pursuant to Section 9, including all registration, filing, and qualification fees; printers' and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the Investors, shall be borne and paid by the Company.

10. Miscellaneous.

(a) This Investor Side Letter may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Company and the Investors. No waiver of any of the provisions or conditions hereof or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. This Investor Side Letter is intended to be for the sole benefit of the parties hereto and their respective successors, heirs and permitted assigns, and none of the provisions herein are intended to be, nor shall they be construed to be, for the benefit of any third person. This Investor Side Letter shall be binding upon and inure to the benefit of each party's respective successors, heirs and permitted assigns,

and the rights and obligations of the parties hereunder may not be assigned without the written consent of all parties hereto.

(b) All notices, communications and instructions required or desired to be given under this Investor Side Letter must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier to the address provided for each party in the signature page hereto (or to such other address and to the attention of such other person as any of the above may have furnished to the other parties in writing and delivered in accordance with the provisions set forth above), with a copy to: Pillsbury Winthrop Shaw Pittman LLP, 50 Fremont Street, San Francisco, CA 94105-2228, Attn.: Scott C. Kline, Esq., Tel. No. (415) 983-1523, Facsimile (415) 983-1200, Email: scott.kline@pillsburylaw.com and a copy to Loeb & Loeb, LLP, 345 Park Ave., New York, New York 10154, Attn.: Mitchell Nussbaum, Esq, (212) 407-4159, Facsimile (212) 504-3013, email mnussbaum@loeb.com.mailto:.

(c) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within the State of ,New York without regard to the conflicts of law principles thereof. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of New York , County of Manhattan or, if it has or can acquire jurisdiction, in the United States District Court for the District of New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

(d) In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

(e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement, together with the separate written agreements referenced herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein.

*[Remainder of Page Left Blank Intentionally]*

If this Investor Side Letter correctly states your understanding of our agreement, please indicate your consent and approval by executing in the blank provided for your signature below.

Very truly yours,

**BAY PEAK 5 ACQUISITION CORP.**

By: ______________________
Name: Cory Roberts
Title: Chief Executive Officer

Address for Notice:
169 Bolsa Ave.
Mill Valley, CA 94941
Attention: Cory Roberts
Fax. No.: (415) 462-0242

[SIGNATURE PAGE OF CONTROLLING STOCKHOLDERS FOLLOWS]

**CONTROLLING STOCKHOLDERS:**

**CHIEF HONOUR INVESTMENTS LIMITED**

**By:** ___________________________________
**Name:** Hou Wanchun
**Title:** Director

Address for Notice:
c/o Trunkbow International Holdings Limited
Room F, 35/Floor Noble Center No. 1006
3rd Fuzhong Road Futian District,
Shenzhen 518026, China
Attention: Regis Kwong

**CAPITAL MELODY LIMITED**

**By:** ___________________________________
**Name:** Li Qiang
**Title:** Director

Address for Notice:
c/o Trunkbow International Holdings Limited
Room F, 35/Floor Noble Center No. 1006
3rd Fuzhong Road Futian District,
Shenzhen 518026, China
Attention: Regis Kwong

**This Investor Side Letter Agreement agreed to and accepted this ___ day of __________, 2010:**

INVESTOR: MARK AND MARIE ZENER REVOCABLE TRUST DATED NOVEMBER 16, 2009

By: Mark E Zener

Name: MARK E. ZENER

Title: TRUSTEE

Number of Shares: 20,000

Email Address: mark.zener@equitunity.com

Address for Notice:

8635. S. TAYLOR Dr.

TEMPE, AZ 85284

**This Investor Side Letter Agreement agreed to and accepted this 27 day of Jan , 2010:**

INVESTOR: LANG FAMILY REVOCABLE LIVING TRUST dtd 12/27/1999

By: [signature]

Name: LANNY R LANG

Title: TRUSTEE

Number of Shares: 50,000

Email Address: lanny.lang@aztore.com

Address for Notice:

3536 E Saltsage Dr.

Phoenix, AZ 85048

**This Investor Side Letter Agreement agreed to and accepted this 28 day of January, 2010:**

INVESTOR: Win and Rose Williams Foundation

By: [signature]
Name: MICHAEL S. WILLIAMS
Title: PRESIDENT

Number of Shares: 12,500

Email Address: mike.williams@aztore.com

Address for Notice:
13851 S. 37th St.
Phoenix AZ
85044

This Investor Side Letter Agreement agreed to and accepted this 28th day of January, 2010:

INVESTOR: Michael S. Williams and Barbara S. Williams Rev. Liv Trust

By: [signature]

Name: ______________________

Title: TRUSTEE

Number of Shares: 37,500

Email Address: mike.williams@aztore.com

Address for Notice:

13851 S. 37th St
Phoenix Az 85044

**This Investor Side Letter Agreement agreed to and accepted this 1ST day of FEB, 2010:**

INVESTOR: EQUITUNITY CHINA FUND I, LLC

By: [signature]

Name: MARK E. ZENER

Title: MANAGING MEMBER

Number of Shares: 30,000

Email Address: MARK.ZENER@EQUITUNITY.COM.

Address for Notice:

9830 SOUTH 51ST STREET, SUITE A-124

PHOENIX, AZ 85044

**This Investor Side Letter Agreement agreed to and accepted this 1 day of February, 2010:**

INVESTOR: Dana Krabbe

By: Dana Krabbe
Name: ______________________
Title: ______________________

Number of Shares: 5,000

Email Address: Dana@Aztorc.com

Address for Notice:

724 E 8th Street

Mesa, Az 85203

______________________

______________________

**This Investor Side Letter Agreement agreed to and accepted this ___ day of [__________], 2010:**

**INVESTOR:**

By: Mary L Jeffrey
Name:
Title:

**Number of Shares:** 25,000

Address for Notice:
18767 Bearpath Trail
Eden Prairie, MN
55347

NY821218.5
214911-10001

**This Investor Side Letter Agreement agreed to and accepted this 6 day of [Feb], 2010:**

**INVESTOR:**

By: [signature]
Name:
Title:

**Number of Shares:** 12,500

Address for Notice:

Stephen L. Fischer
1606 Robin Court
Morton, IL 61550

NY821218.5
214911-10001

**This Investor Side Letter Agreement agreed to and accepted this 29th day of January, 2010:**

INVESTOR: Palo Verde Fund, LP

By: ______________________

Name: Tony Stacy

Title: General Partner

Number of Shares : 500,000

Email Address: trstacy@paragoncapitaladvisors.com

Address for Notice:

: 21020 North Pima Road

: Scottsdale, AZ 85255

: attn: Tony Stacy

: ______________________

**This Investor Side Letter Agreement agreed to and accepted this 29th day of January, 2010:**

INVESTOR: HPCG Trunkbow Holdings, LP

By: ______________________________
Name: Christopher E. Jensen for HPCG Trunkbow Investment, LLC
Title: General Partner

Number of Shares: 1,792,500

Email Address: cjensen@hpcg.com

Address for Notice

: 21020 North Pima Road

: Scottsdale, AZ 85255

: attn: Christopher E. Jensen

: ______________________________

**This Investor Side Letter Agreement agreed to and accepted this 29th day of January, 2010:**

INVESTOR: Aviary China II, LLC

By: ______________________________

Name: Mr. Christopher E. Jensen

Title: Manager

Number of Shares : 275,000

Email Address: chris@aviarygroup.com

Address for Notice:

: 21020 North Pima Road

: Scottsdale, AZ 85255

: attn: Christopher Jensen

: ______________________________